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                                                                      EXHIBIT 11

                 COMPUTATION OF EARNINGS PER SHARE IN ACCORDANCE

                      WITH INTERPRETIVE RELEASE NO. 34-9083

                                    UNAUDITED



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

                                                                         SECOND QUARTER ENDED             SIX MONTHS ENDED
                                                                        MARCH 29,      MARCH 31,      MARCH 29,       MARCH 31,
(SHARES IN THOUSANDS)                                                      1996           1995           1996           1995
- -------------------------------------------------------------------------------------------------------------------------------
Actual weighted average shares outstanding for the period                 31,076         33,782         31,078          33,838

Dilutive employee stock options                                            1,093          1,318          1,149           1,344
                                                                         -------        -------        -------         -------

Weighted average shares outstanding for the period                        32,169         35,100         32,227          35,182
                                                                         =======        =======        =======         =======


(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Earnings from continuing operations                                       33,027         26,435         58,563          44,258
Earnings from discontinued operations                                       -             3,257           -              6,184

                                                                         -------        -------        -------         -------
Earnings applicable to fully diluted earnings per share                  $33,027        $29,692        $58,563         $50,442
                                                                         =======        =======        =======         =======

Earnings per share based on SEC interpretive release
  No. 34-9083:

Earnings from continuing operations                                         1.03           0.75           1.82            1.26
Earnings from discontinued operations                                       -              0.10           -               0.18
                                                                         -------        -------        -------         -------
Earnings per share - Fully Diluted  (1)                                  $  1.03        $  0.85        $  1.82         $  1.44
                                                                         =======        =======        =======         =======

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(1) There is no significant difference between fully diluted earnings per share and primary earnings per share.

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